Exhibit 99

CACI Reports Results for Its Fiscal 2022 Third Quarter

Revenues of $1.6 billion

Net income of $95.4 million and Diluted EPS of $4.04

Adjusted net income of $109.6 million and Adjusted diluted EPS of $4.64

Robust Cash flow from operations and Free cash flow

Contract awards of $1.2 billion

RESTON, Va.--(BUSINESS WIRE)--April 27, 2022--CACI International Inc (NYSE: CACI), a leading provider of expertise and technology to government enterprise and mission customers, announced results today for its fiscal third quarter ended March 31, 2022.

John Mengucci, CACI President and Chief Executive Officer, said, “In the third quarter we delivered revenue growth, healthy profitability, and robust cash flow. We continue to experience short-term headwinds, which is reflected in our results and Fiscal Year 2022 guidance. Looking past these short-term dynamics, we see strong demand signals and a healthy budget environment with increasing urgency in national security priorities well-aligned with CACI’s capabilities. We continue to invest ahead of customer need, win in the marketplace, and execute on our robust backlog, positioning us to deliver long-term growth, margin expansion, strong cash flow, and shareholder value.”

Third Quarter Results

	Three Months Ended
(in millions, except earnings per share and DSO)	3/31/2022	3/31/2021	% Change
Revenue	$1,584.0	$1,551.9	2.1%
Income from operations	$125.4	$151.4	-17.2%
Net income	$95.4	$120.3	-20.7%
Adjusted net income, a non-GAAP measure[1]	$109.6	$132.9	-17.5%
Diluted earnings per share	$4.04	$4.78	-15.5%
Adjusted diluted earnings per share, a non-GAAP measure[1]	$4.64	$5.28	-12.1%
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure[1]	$161.5	$183.7	-12.1%
Net cash provided by operating activities excluding MARPA[1]	$314.1	$128.1	145.1%
Free cash flow, a non-GAAP measure[1]	$296.9	$108.7	173.1%
Days sales outstanding (DSO)[2]	51	53
(1)	This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

(2)	The DSO calculations for three months ended March 31, 2022 and 2021 exclude the impact of the Company’s MARPA, which was 8 days and 6 days, respectively.

Revenues in Q3 FY22 increased 2 percent year-over-year driven by acquisitions completed earlier this fiscal year, partially offset by a 2 percent organic decline as a result of short-term funding headwinds. The decrease in income from operations was driven by higher indirect expenses from acquisitions and organic investments. Diluted earnings per share and adjusted diluted earnings per share decreased due to lower income from operations and a higher tax rate, partially offset by a lower share count as a result of the $500 million accelerated share repurchase announced in March 2021. The increase in cash from operations, excluding MARPA, was driven by a $160 million tax benefit from method changes elected at the end of fiscal year 2021, as well as efficient working capital management. The increase in free cash flow was driven by higher cash from operations, excluding MARPA, and lower capital expenditures.

Third Quarter Contract Awards

Contract awards in Q3 FY22 totaled $1.2 billion, with approximately 45 percent for new business to CACI. Awards exclude ceiling values of multi-award, indefinite delivery, indefinite quantity (IDIQ) contracts. Some notable awards during the quarter were:

  A five-year, single-award contract worth more than $323 million to continue to provide high-end research and development support with an expanded scope of work for a classified customer’s mission objective.
  A three-year, single award task order worth $258 million to expand its current enterprise technology support and continue modernization efforts to the Defense Agencies Initiative (DAI) program office’s financial management and end-to-end business processes.
  A $20 million contract to build and demonstrate software for a customer, while also providing technology, research, development, and innovation, to create secure command and control of heterogeneous networks in support of Joint All Domain Command and Control (JADC2) missions.

Total backlog as of March 31, 2022 was $23.5 billion compared with $22.3 billion a year ago, an increase of 5 percent. Funded backlog as of March 31, 2022 was $2.8 billion compared with $3.0 billion a year ago, a decrease of 7 percent.

Additional Third Quarter Highlights

  CACI delivered a free-space optical modem as part of the Integrated Laser Communications Relay Demonstration (LCRD) Low-Earth Orbit (LEO) User Modem and Amplifier (ILLUMA) program to MIT Lincoln Laboratory, which will integrate CACI's advanced laser communications mission technology with other equipment for delivery to NASA.
  CACI completed the Critical Design Review (CDR) for two CACI mission payloads that will launch into low earth orbit next year – one demonstrating alternative positioning, navigation, and timing (APNT) technology and the other tactical intelligence, surveillance, and reconnaissance (TacISR) technology. Both payloads are built on flexible, upgradable software-defined radio (SDR) hardware.

  CACI was awarded a Gold Edison Award™ for Bluestone Analytics’ DarkBlue intelligence platform. DarkBlue is an unclassified, secure, cloud-based Software-as-a-Service technology that enables analysts to search for, analyze, and visualize data on the deep and dark web and select open-source intelligence (OSINT) platforms. The Edison Awards recognize the most innovative products, services, and business leaders from around the world and are among the most prestigious accolades honoring excellence in new product and service development, marketing, design, and innovation.
  CACI was named a World's Most Admired Companies for 2022 by Fortune magazine, commemorating CACI's 11th time appearing on the list. CACI ranked 7th, increasing its position, among Information Technology Services companies worldwide.
  CACI was named a 2022 Top Workplace USA company for the second consecutive year on the national list administered by Energage. More than 1,100 companies across the country participated in the survey and honorees are chosen based solely on employee feedback gathered through an employee engagement survey. CACI was also named as a Top Workplace on regional lists, including Colorado, New Jersey, Oklahoma, San Antonio, South Carolina, and Washington, D.C. in 2022.
  CACI was named a VETS Indexes 5 Star Employer for the second consecutive year, as part of the 2022 VETS Indexes Employer Awards. CACI was recognized for its commitment to recruiting, hiring, retaining, developing, and supporting veterans and the military-connected community.
  Ten CACI employees, including one Legacy Award winner, were honored for their excellence in science, technology, engineering, and math (STEM) and workforce innovation at the 36th annual 2022 Black Engineer of the Year Awards (BEYA) Global Competitiveness Conference.
  CACI's DeEtte Gray, President of Business and Information Technology Solutions, received the 2022 AFCEA International Women's Appreciation Award for her efforts to further women's careers and support to the AFCEA association. Ms. Gray also won the 2022 FCW Federal 100 Award her role in leading major U.S. Government technology transformation efforts.

FY22 Guidance

The table below summarizes our FY22 guidance and represents our views as of April 27, 2022.

(in millions, except earnings per share)	Fiscal Year 2022
	Current Guidance	Prior Guidance
Revenues	$6,200 - $6,250	$6,300 - $6,400
Adjusted net income, a non-GAAP measure[1]	$415 - $425	$430 - $440
Adjusted diluted earnings per share, a non-GAAP measure[1]	$17.51 - $17.93	$18.14 - $18.57
Diluted weighted average shares	23.7	23.7
Free cash flow, a non-GAAP measure[2]	at least $720	at least $720
(1)	Adjusted net income and Adjusted diluted earnings per share are defined as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact. This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

(2)	Expected Fiscal Year 2022 free cash flow includes an estimated $230 million tax benefit related to certain tax elections, as well as a payroll tax deferral repayment of approximately $47 million. Free cash flow is defined as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures (capex). This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, April 28, 2022 during which members of our senior management will be making a brief presentation focusing on third quarter results and operating trends, followed by a question-and-answer session. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/events/default.aspx at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

About CACI

CACI’s approximately 22,000 talented employees are vigilant in providing the unique expertise and distinctive technology that address our customers’ greatest enterprise and mission challenges. Our culture of good character, innovation, and excellence drives our success and earns us recognition as a Fortune World's Most Admired Company. As a member of the Fortune 500 Largest Companies, the Russell 1000 Index, and the S&P MidCap 400 Index, we consistently deliver strong shareholder value. Visit us at www.caci.com.

There are statements made herein that do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk factors that could cause actual results to be materially different from anticipated results. These risk factors include, but are not limited to, the following: our reliance on U.S. government contracts, which includes general risk around the government contract procurement process (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; significant delays or reductions in appropriations for our programs and broader changes in U.S. government funding and spending patterns; legislation that amends or changes discretionary spending levels or budget priorities, such as for homeland security or to address global pandemics like COVID-19; legal, regulatory, and political change from successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy, including the impact of global pandemics like COVID-19; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; regional and national economic conditions in the United States and globally, including but not limited to: terrorist activities or war, changes in interest rates, currency fluctuations, significant fluctuations in the equity markets, and market speculation regarding our continued independence; our ability to meet contractual performance obligations, including technologically complex obligations dependent on factors not wholly within our control; limited access to certain facilities required for us to perform our work, including during a global pandemic like COVID-19; changes in tax law, the interpretation of associated rules and regulations, or any other events impacting our effective tax rate; changes in technology; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our ability to achieve the objectives of near term or long-term business plans; the effects of health epidemics, pandemics and similar outbreaks may have material adverse effects on our business, financial position, results of operations and/or cash flows; and other risks described in our Securities and Exchange Commission filings.

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Revenues	$1,583,980	$1,551,918	2.1%	$4,560,656	$4,480,135	1.8%
Costs of revenues:
Direct costs	1,022,181	1,000,235	2.2%	2,970,370	2,887,300	2.9%
Indirect costs and selling expenses	402,227	369,015	9.0%	1,114,310	1,071,826	4.0%
Depreciation and amortization	34,216	31,230	9.6%	99,484	93,608	6.3%
Total costs of revenues:	1,458,624	1,400,480	4.2%	4,184,164	4,052,734	3.2%
Income from operations	125,356	151,438	-17.2%	376,492	427,401	-11.9%
Interest expense and other, net	9,084	8,954	1.5%	30,491	28,021	8.8%
Income before income taxes	116,272	142,484	-18.4%	346,001	399,380	-13.4%
Income taxes	20,855	22,140	-5.8%	72,176	78,914	-8.5%
Net income	$95,417	$120,344	-20.7%	$273,825	$320,466	-14.6%

Basic earnings per share	$4.08	$4.83	-15.5%	$11.67	$12.81	-8.9%
Diluted earnings per share	$4.04	$4.78	-15.5%	$11.56	$12.66	-8.7%

Weighted average shares used in per share computations:
Basic	23,409	24,935	-6.1%	23,457	25,026	-6.3%
Diluted	23,616	25,166	-6.2%	23,687	25,307	-6.4%

Statement of Operations Data (Unaudited)

	Three Months Ended			Nine Months Ended
	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Income from operations (as a % of Revenues)	7.9%	9.8%		8.3%	9.5%
Effective tax rate	17.9%	15.5%		20.9%	19.8%
Net income (as a % of Revenues)	6.0%	7.8%		6.0%	7.2%

Adjusted EBITDA[1]	$161,451	$183,651	-12.1%	$480,416	$523,667	-8.3%
Adjusted EBITDA Margin[1]	10.2%	11.8%		10.5%	11.7%

(1) This non-GAAP measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. For additional information regarding this non-GAAP measure, see the related explanation and reconciliation to the GAAP measure included below in this release.

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	3/31/2022	6/30/2021
ASSETS
Current assets:
Cash and cash equivalents	$125,074	$88,031
Accounts receivable, net	857,181	879,851
Prepaid expenses and other current assets	210,988	363,294
Total current assets	1,193,243	1,331,176

Goodwill	4,069,954	3,632,578
Intangible assets, net	601,464	476,106
Property, plant and equipment, net	187,363	190,444
Operating lease right-of-use assets	332,844	356,887
Supplemental retirement savings plan assets	100,298	102,984
Accounts receivable, long-term	11,134	12,159
Other long-term assets	80,449	70,038
Total assets	$6,576,749	$6,172,372

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$30,625	$46,920
Accounts payable	218,026	148,636
Accrued compensation and benefits	377,456	409,275
Other accrued expenses and current liabilities	301,335	279,970
Total current liabilities	927,442	884,801

Long-term debt, net of current portion	1,823,240	1,688,919
Supplemental retirement savings plan obligations, net of current portion	104,644	104,490
Deferred income taxes	350,309	327,230
Operating lease liabilities, noncurrent	332,338	363,302
Other long-term liabilities	77,890	138,352
Total liabilities	3,615,863	3,507,094

COMMITMENTS AND CONTINGENCIES

Shareholders' equity:
Common stock	4,282	4,268
Additional paid-in-capital	563,452	484,260
Retained earnings	3,462,912	3,189,087
Accumulated other comprehensive loss	(22,566)	(36,291)
Treasury stock, at cost	(1,047,329)	(976,181)
Total CACI shareholders' equity	2,960,751	2,665,143
Noncontrolling interest	135	135
Total shareholders' equity	2,960,886	2,665,278
Total liabilities and shareholders' equity	$6,576,749	$6,172,372

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended
	3/31/2022	3/31/2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$273,825	$320,466
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,484	93,608
Amortization of deferred financing costs	1,712	1,743
Loss on extinguishment of debt	891	-
Non-cash lease expense	51,449	57,800
Stock-based compensation expense	23,085	23,841
Deferred income taxes	2,813	(585)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	66,953	(18,826)
Prepaid expenses and other assets	(27,227)	(27,068)
Accounts payable and other accrued expenses	23,056	27,933
Accrued compensation and benefits	(84,466)	41,691
Income taxes payable and receivable	201,112	10,102
Operating lease liabilities	(54,575)	(55,274)
Long-term liabilities	14,901	25,085
Net cash provided by operating activities	593,013	500,516

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(38,742)	(51,273)
Acquisitions of businesses, net of cash acquired	(615,769)	(355,452)
Other	923	2,744
Net cash used in investing activities	(653,588)	(403,981)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings under bank credit facilities	2,087,095	2,478,500
Principal payments made under bank credit facilities	(1,965,386)	(2,062,690)
Payment of financing costs under bank credit facilities	(6,286)	-
Proceeds from employee stock purchase plans	7,398	6,840
Repurchases of common stock	(7,301)	(506,629)
Payment of taxes for equity transactions	(14,685)	(19,567)
Net cash provided by (used in) financing activities	100,835	(103,546)
Effect of exchange rate changes on cash and cash equivalents	(3,217)	5,366
Net change in cash and cash equivalents	37,043	(1,645)
Cash and cash equivalents, beginning of period	88,031	107,236
Cash and cash equivalents, end of period	$125,074	$105,591

Revenues by Customer Group (Unaudited)

	Three Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Department of Defense	$1,118,665	70.7%	$1,074,056	69.2%	$44,609	4.2%
Federal Civilian Agencies	380,837	24.0%	405,855	26.2%	(25,018)	-6.2%
Commercial and other	84,478	5.3%	72,007	4.6%	12,471	17.3%
Total	$1,583,980	100.0%	$1,551,918	100.0%	$32,062	2.1%

	Nine Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Department of Defense	$3,155,806	69.2%	$3,091,126	69.0%	$64,680	2.1%
Federal Civilian Agencies	1,166,398	25.6%	1,186,068	26.5%	(19,670)	-1.7%
Commercial and other	238,452	5.2%	202,941	4.5%	35,511	17.5%
Total	$4,560,656	100.0%	$4,480,135	100.0%	$80,521	1.8%

Revenues by Contract Type (Unaudited)

	Three Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Cost-plus-fee	$889,624	56.1%	$905,774	58.3%	$(16,150)	-1.8%
Fixed price	503,174	31.8%	457,099	29.5%	46,075	10.1%
Time and materials	191,182	12.1%	189,045	12.2%	2,137	1.1%
Total	$1,583,980	100.0%	$1,551,918	100.0%	$32,062	2.1%

	Nine Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Cost-plus-fee	$2,672,695	58.6%	$2,572,967	57.5%	$99,728	3.9%
Fixed price	1,344,169	29.5%	1,331,734	29.7%	12,435	0.9%
Time and materials	543,792	11.9%	575,434	12.8%	(31,642)	-5.5%
Total	$4,560,656	100.0%	$4,480,135	100.0%	$80,521	1.8%

Revenues by Prime or Subcontractor (Unaudited)

	Three Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Prime	$1,419,805	89.6%	1,401,633	90.3%	$18,172	1.3%
Subcontractor	164,175	10.4%	150,285	9.7%	13,890	9.2%
Total	$1,583,980	100.0%	$1,551,918	100.0%	$32,062	2.1%

	Nine Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Prime	$4,097,210	89.8%	$4,055,496	90.5%	$41,714	1.0%
Subcontractor	463,446	10.2%	424,639	9.5%	38,807	9.1%
Total	$4,560,656	100.0%	$4,480,135	100.0%	$80,521	1.8%

Revenues by Expertise or Technology (Unaudited)

	Three Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Expertise	$716,199	45.2%	$764,419	49.3%	$(48,220)	-6.3%
Technology	867,781	54.8%	787,499	50.7%	80,282	10.2%
Total	$1,583,980	100.0%	$1,551,918	100.0%	$32,062	2.1%

	Nine Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Expertise	$2,105,554	46.2%	$2,237,378	49.9%	$(131,824)	-5.9%
Technology	2,455,102	53.8%	2,242,757	50.1%	212,345	9.5%
Total	$4,560,656	100.0%	$4,480,135	100.0%	$80,521	1.8%

Contract Awards (Unaudited)

	Three Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Contract Awards	$1,222,723		$1,565,591		$(342,868)	-21.9%

	Nine Months Ended
(in thousands)	3/31/2022		3/31/2021		$ Change	% Change
Contract Awards	$5,563,364		$5,529,457		$33,907	0.6%

Reconciliation of Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS (Unaudited)
Adjusted net income and Adjusted diluted EPS are non-GAAP performance measures. We define Adjusted net income and Adjusted diluted EPS as GAAP net income and GAAP diluted EPS, respectively, excluding intangible amortization expense and the related tax impact as we do not consider intangible amortization expense to be indicative of our core operating performance. We believe that these performance measures provide management and investors with useful information in assessing trends in our ongoing operating performance, provide greater visibility in understanding the long-term financial performance of the Company, and allow investors to more easily compare our results to results of our peers. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

(in thousands, except per share data)	Three Months Ended			Nine Months Ended
	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Net income, as reported	$95,417	$120,344	-20.7%	$273,825	$320,466	-14.6%
Intangible amortization expense	19,297	16,993	13.6%	54,944	50,605	8.6%
Tax effect of intangible amortization[1]	(5,074)	(4,468)	13.6%	(14,446)	(13,306)	8.6%
Adjusted net income	$109,640	$132,869	-17.5%	$314,323	$357,765	-12.1%

	Three Months Ended			Nine Months Ended
	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Diluted EPS, as reported	$4.04	$4.78	-15.5%	$11.56	$12.66	-8.7%
Intangible amortization expense	0.82	0.68	20.6%	2.32	2.00	16.0%
Tax effect of intangible amortization[1]	(0.22)	(0.18)	22.2%	(0.61)	(0.52)	17.3%
Adjusted diluted EPS	$4.64	$5.28	-12.1%	$13.27	$14.14	-6.2%

(in millions, except per share data)				FY22 Guidance Range
				Low End		High End
Net income, as reported				$360	---	$370
Intangible amortization expense				74	---	74
Tax effect of intangible amortization[1]				(19)	---	(19)
Adjusted net income				$415	---	$425

				FY22 Guidance Range
				Low End		High End
Diluted EPS, as reported				$15.19	---	$15.61
Intangible amortization expense				3.12	---	3.12
Tax effect of intangible amortization[1]				(0.80)	---	(0.80)
Adjusted diluted EPS				$17.51	---	$17.93

(1) Calculation uses an assumed statutory tax rate of 26.3% on non-GAAP tax deductible adjustments.
Note: Numbers may not sum due to rounding.

Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited)

The Company views Adjusted EBITDA and Adjusted EBITDA margin, both of which are defined as non-GAAP measures, as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. Adjusted EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We define Adjusted EBITDA as GAAP net income plus net interest expense, income taxes, depreciation and amortization expense (including depreciation within direct costs), and earnout adjustments. We consider Adjusted EBITDA to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of non-cash items such as depreciation of tangible assets, amortization of intangible assets primarily recognized in business combinations, as well as the effect of earnout gains and losses, which we do not believe are indicative of our core operating performance. Adjusted EBITDA margin is adjusted EBITDA divided by revenue. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Net income	$95,417	$120,344	-20.7%	$273,825	$320,466	-14.6%
Plus:
Income taxes	20,855	22,140	-5.8%	72,176	78,914	-8.5%
Interest income and expense, net	9,084	8,954	1.5%	30,491	28,021	8.8%
Depreciation and amortization expense, including amounts within direct costs	36,095	32,213	12.1%	103,924	96,266	8.0%
Adjusted EBITDA	$161,451	$183,651	-12.1%	$480,416	$523,667	-8.3%

	Three Months Ended			Nine Months Ended
(in thousands)	3/31/2022	3/31/2021	% Change	3/31/2022	3/31/2021	% Change
Revenues, as reported	$1,583,980	$1,551,918	2.1%	$4,560,656	$4,480,135	1.8%
Adjusted EBITDA	161,451	183,651	-12.1%	480,416	523,667	-8.3%
Adjusted EBITDA margin	10.2%	11.8%		10.5%	11.7%

Reconciliation of Net Cash Provided by Operating Activities to Net Cash Provided by Operating Activities Excluding MARPA and to Free Cash Flow (Unaudited)
The Company defines Net cash provided by operating activities excluding MARPA, a non-GAAP measure, as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude cash flows from CACI’s Master Accounts Receivable Purchase Agreement (MARPA) for the sale of certain designated eligible U.S. government receivables up to a maximum amount of $200.0 million. Free cash flow is a non-GAAP liquidity measure and may not be comparable to similarly titled measures used by other companies. The Company defines Free cash flow as Net cash provided by operating activities excluding MARPA, less payments for capital expenditures. The Company uses these non-GAAP measures to assess our ability to generate cash from our business operations and plan for future operating and capital actions. We believe this measure allows investors to more easily compare current period results to prior period results and to results of our peers. Free cash flow does not represent residual cash flows available for discretionary purposes and should not be used as a substitute for cash flow measures prepared in accordance with GAAP.

	Three Months Ended		Nine Months Ended
(in thousands)	3/31/2022	3/31/2021	3/31/2022	3/31/2021
Net cash provided by operating activities	$284,248	$118,229	$593,013	$500,516
Cash used in (provided by) MARPA	29,811	9,898	24,360	10,140
Net cash provided by operating activities excluding MARPA	314,059	128,127	617,373	510,656
Capital expenditures	(17,110)	(19,400)	(38,742)	(51,273)
Free cash flow	$296,949	$108,727	$578,631	$459,383

(in millions)			FY22 Guidance
Net cash provided by operating activities[1]			$800
Cash used in (provided by) MARPA			-
Net cash provided by operating activities excluding MARPA			800
Capital expenditures			(80)
Free cash flow			$720

(1) Includes estimated tax benefits of $230 million related to certain tax elections, as well as payroll tax deferral repayment of approximately $47 million.

Contacts

Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Daniel Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com